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                        CONSENT OF INDEPENDENT AUDITORS

PaineWebber Small Cap Growth Fund
(Formerly the Kidder, Peabody Small Cap Equity Fund;
One of the portfolios constituting the Mitchell Hutchins/Kidder, Peabody Investment Trust III):

We consent to the incorporation by reference in the Statement of Additional Information in this Post-Effective Amendment No. 4 to Registration Statement No. 33-60812 of our report dated September 9, 1994, appearing in the annual report to shareholders for the year ended July 31, 1994.




Deloitte & Touche LLP
New York, New York
November 22, 1995